Company Contact:
Investor Contact: Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Alan Magerman Chairman & CEO (760)4384004 xenonics@xenonics.com

Xenonics Is Approved For Listing

On The American Stock Exchange

CARLSBAD, CALIFORNIA — March 31, 2005 — XENONICS HOLDINGS, INC. (OTC:XNNC) announced today that the Company’s common stock has been approved for listing on the American Stock Exchange (AMEX). Xenonics expects that its stock will begin trading on the AMEX on Tuesday, April 5, 2005, under the symbol XNN. Currently, Xenonics common stock trades on the Nasdaq Over-The-Counter Bulletin Board.

“AMEX listing is an important step forward for Xenonics and our shareholders,” said Chairman and CEO Alan Magerman. “In addition to increasing our visibility within the financial community, our industry, and among our current and potential customers, we expect the AMEX listing to help increase liquidity in our shares as we strive to execute our growth strategy and build an outstanding growth company.”

The approval to list on the AMEX is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the Exchange, and may be rescinded if the Company is not in compliance with such standards.

About Xenonics

Xenonics develops and produces advanced, lightweight and compact ultra-high intensity lighting products for military, law enforcement, public safety, and commercial and private sector applications. Currently, NightHunters are in use by every branch of the U.S. Armed Forces as well as a wide variety of law enforcement and security agencies. Using its breakthrough patented technology, Xenonics provides innovative solutions for customers that demand the ability to see farther so that they can do their job better and safer. Xenonics’ products deliver a quantum leap in performance over other illumination technologies and represent the next generation in small, high intensity, high efficiency lighting systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements

Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. Factors that could cause these forward-looking statements to differ include delays in development, marketing or sales of new products. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

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